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                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]



                                                                    EXHIBIT 5.1



                               December 20, 1996



Ventana Medical Systems, Inc.
3865 North Business Center Drive
Tucson, Arizona 85705


        Re:     Registration Statement on Form S-1
                ----------------------------------

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-1 to be filed by you with the Securities and Exchange Commission on December 20, 1996 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 2,600,000 shares of Common Stock of Ventana Medical Systems, Inc. (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

        It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part hereof, and any amendment thereto and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and all post-effective amendments thereto.


                                         Very truly yours,


                                         /s/ WILSON SONSINI GOODRICH & ROSATI
                                         -------------------------------------
                                         WILSON SONSINI GOODRICH & ROSATI
                                         Professional Corporation